Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (“pro forma financial information”) is based on the historical financial statements of Compute Health and Allurion, adjusted to depict the accounting of the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, the Chardan Equity Facility, the Backstop Agreement, the Contribution Agreements, the RSU Forfeiture Agreement, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement, each as described in Note 1. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 reflects adjustments that depict the accounting of the Mergers, the PIPE Investment, the Revenue Interest Financing, the Fortress Financing, the Incremental Financing, the Chardan Equity Facility, the Backstop Agreement, the Contribution Agreements, the RSU Forfeiture Agreement, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement (the “Balance Sheet Pro Forma Transaction Accounting Adjustments”). The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 reflects the Statement of Operations Pro Forma Transaction Accounting Adjustments assuming those adjustments were made as of January 1, 2022, which is the beginning of the earliest period presented (“Statement of Operations Pro Forma Transaction Accounting Adjustments”). Collectively, the Balance Sheet Pro Forma Transaction Accounting Adjustments and Statement of Operations Pro Forma Transaction Accounting Adjustments are referred to in this section as “transaction accounting adjustments.”

The pro forma financial information has been derived from:

•	the accompanying notes to the pro forma financial information;

•

the historical unaudited condensed financial statements of Compute Health as of and for the three months ended March 31, 2023 and the related notes included in the Proxy Statement/Prospectus, which is incorporated herein by reference;

•

the historical unaudited condensed consolidated financial statements of Allurion as of and for the three months ended March 31, 2023 and the related notes included in the Proxy Statement/Prospectus, which is incorporated herein by reference;

•

the historical audited financial statements of Compute Health as of and for the year ended December 31, 2022 and the related notes included in the Proxy Statement/Prospectus, which is incorporated herein by reference; and

•

the historical audited consolidated financial statements of Allurion as of and for the year ended December 31, 2022 and the related notes included in the Proxy Statement/Prospectus, which is incorporated herein by reference; and should be read together with:

•

the Existing Business Combination Agreement, a copy of which is incorporated by reference to Annex A to the Proxy Statement/Prospectus, and the BCA Amendment, a copy of which is incorporated by reference to Annex A-1 to the Proxy Statement/Prospectus; and

•

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Compute Health,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Allurion,” and the other financial information relating to Compute Health and Allurion included in the Proxy Statement/Prospectus, which is incorporated herein by reference.

The pro forma financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, the Chardan Equity Facility, the Backstop Agreement, the Contribution Agreements, the RSU Forfeiture Agreement, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement taken place on the dates indicated, nor is it indicative of the future consolidated results of operations or financial position of the combined company.

The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

ALLURION TECHNOLOGIES, INC./COMPUTE HEALTH ACQUISITION CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2023

(in thousands, except share and per share amounts)

	Historical		Balance Sheet Pro Forma Transaction Accounting Adjustments			Pro Forma Balance Sheet
	Compute Health	Allurion
ASSETS
Current assets:
Cash and cash equivalents	$281	$9,943	$3,095	(5c	)	$103,701
			(7,143)	(5h	)
			(5,293)	(5i	)
			35,944	(5j	)
			12	(5k	)
			40,000	(5o	)
			1,841	(5p	)
			(2,500)	(5q	)
			13,176	(5s	)
			37,922	(5v	)
			(75)	(5w	)
			2,850	(5n	)
Accounts receivable, net of allowance of uncollectible accounts of $1,741	—	28,988	—			28,988
Inventory	—	4,314	—			4,314
Prepaid expenses and other current assets	139	2,485	—			2,624

Total current assets	420	45,730	93,477			139,627
Investments held in Trust Account	96,539	—	(60,595)	(5a	)	—
			(35,944)	(5j	)
Property and equipment, net	—	2,587	—			2,587
Right-of-use asset	—	3,564	—			3,564
Other long-term assets	—	6,085	(5,420)	(5s	)	665

Total assets	$96,959	$57,966	$(8,482)			$146,443

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$42	$13,706	$(3,076)	(5s	)	$10,672
Accrued and other current liabilities	—	15,888	(1,591)	(5s	)	14,297
Franchise tax payable	50	—	—			50
Term loan, net of discounts	—	53,521	(53,521)	(5p	)	—
Current portion of lease liabilities	—	865	—			865
Convertible promissory note—related party	755	—	(3,850)	(5q	)	—
			3,095	(5c	)
Promissory note—related party	2,350	—	(2,350)	(5q	)	—
Income tax payable	27	—	—			27

Total current liabilities	3,224	83,980	(61,293)			25,911

Revenue interest notes payable	—	—	40,000	(5o	)	40,000
PIPE Conversion Option derivative	—	—	1,752	(5o	)	1,752
Term loan, net of discounts	—	—	59,500	(5p	)	59,500
Convertible notes payable, net of discounts	—	16,703	(3,103)	(5m	)	—
			(13,600)	(5n	)
Lease liabilities	—	2,902	—			2,902
Derivative warrant liabilities	13,758	—	(5,133)	(5d	)	8,625
Deferred legal costs	7,143	—	(7,143)	(5h	)	—
Contingent consideration liability	—	—	53,310	(5r	)	53,310
Other liabilities	—	4,037	(1,454)	(5t	)	2,583

Total liabilities	$24,125	$107,622	$62,836			$194,583

ALLURION TECHNOLOGIES, INC./COMPUTE HEALTH ACQUISITION CORP.—(Continued)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2023

(in thousands, except share and per share amounts)

	Historical		Balance Sheet Pro Forma Transaction Accounting Adjustments			Pro Forma Balance Sheet
	Compute Health	Allurion
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDER’S EQUITY (DEFICIT)
Compute Health Class A Common Stock, subject to possible redemption	$96,362	$—	$(60,595)	(5a	)	$—
			(7,000)	(5f	)
			(28,767)	(5g	)
Allurion Series C Redeemable Convertible Preferred Stock	—	39,122	(39,122)	(5u	)	—
Stockholders’ deficit:
Compute Health Preferred Stock	—	—	—			—
Compute Health Class A Common Stock	—	—	—	(5d	)	—
			—	(5e	)
			—	(5f	)
			—	(5g	)
Compute Health Class B Common Stock	2	—	—	(5b	)	—
			(2)	(5d	)
			—	(5e	)
Allurion Preferred Stock	—	58,029	(58,029)	(5u	)	—
			—	(5k	)
Allurion Common Stock	—	51	—	(5k	)	—
			—	(5m	)
			(51)	(5u	)
			—	(5n	)
			—	(5l	)
New Allurion Common Stock	—	—	1	(5g	)	5
			—	(5n	)
			3	(5u	)
			1	(5v	)
			—	(5w	)
			—	(5o	)
			—	(5p	)
			—	(5q	)
Additional paid-in capital	—	3,135	—	(5b	)	115,064
			12	(5k	)
			5,135	(5d	)
			—	(5e	)
			7,000	(5f	)
			28,766	(5g	)
			3,155	(5m	)
			—	(5o	)
			(53,310)	(5r	)
			1,454	(5t	)
			68,376	(5u	)
			5,042	(5l	)
			37,921	(5v	)
			250	(5w	)
			—	(5p	)
			3,700	(5q	)
			(13,929)	(5s	)
			18,357	(5n	)
Accumulated deficit	(23,530)	(149,993)	(5,293)	(5i	)	(163,209)
			(52)	(5m	)
			(1,907)	(5n	)
			(1,752)	(5o	)
			(4,138)	(5p	)
			28,823	(5u	)
			(5,042)	(5l	)
			(325)	(5w	)

Total stockholders’ equity (deficit)	(23,528)	(88,778)	64,166			(48,140)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$96,959	$57,966	$(8,482)			$146,443

ALLURION TECHNOLOGIES, INC./COMPUTE HEALTH ACQUISITION CORP. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2023

(in thousands, except share and per share amounts)

	Historical		Statement of Operations Pro Forma Transaction Accounting Adjustments			Pro Forma Statement of Operations
	Compute Health	Allurion
Revenue	$—	$14,071	$—			$14,071
Cost of revenue	—	2,940	—			2,940

Total gross profit	—	11,131	—			11,131
Operating expenses:
Research and development	—	7,852	—			7,852
General and administrative	3,512	5,306	(30)	(6a	)	5,442
			(3,096)	(6e	)
			(250)	(6h	)
Sales and marketing	—	11,864	—			11,864
Franchise tax expenses	50	—	—			50

Total operating expenses	3,562	25,022	(3,376)			25,208

Loss from operations	(3,562)	(13,891)	3,376			(14,077)
Other income (expense), net:
Interest expense, net	1	(2,237)	2,237	(6g	)	(1,446)
			(1,447)	(6j	)
Change in fair value of derivative liabilities	—	(29)	—			(29)
Change in fair value of derivative warrant liabilities	(9,975)	(1,475)	3,722	(6b	)	(7,728)
Change in fair value of promissory note—related party	(573)	—	573	(6c	)	—
Income from investments held in trust account	1,012	—	(1,012)	(6d	)	—
Other expense, net	—	(135)	708	(6l	)	573

Total other income (expense), net	(9,535)	(3,876)	4,781			(8,630)

Net loss before income taxes	(13,097)	(17,767)	8,157			(22,707)
Provision for income taxes	202	34	—			236

Net loss and comprehensive loss	(13,299)	(17,801)	8,157			(22,943)
Loss attributable to common shares subject to conversion	—	(717)	—			(717)

Net loss attributable to common shareholders	$(13,299)	$(18,518)	$8,157			$(23,660)

Weighted average common shares outstanding:
Basic	21,562,500	7,661,736	25,818,056	(6n	)	47,380,556

Diluted	21,562,500	7,661,736	25,818,056	(6n	)	47,380,556

Net loss attributable to common stockholders:
Basic	$(0.43)	$(2.42)				$(0.50)

Diluted	$(0.43)	$(2.42)				$(0.50)

ALLURION TECHNOLOGIES, INC./COMPUTE HEALTH ACQUISITION CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

	Historical		Statement of Operations Pro Forma Transaction Accounting Adjustments			Pro Forma Statement of Operations
	Compute Health	Allurion
Revenue	$—	$64,211	$—			$64,211
Cost of revenue	—	13,485	—			13,485

Total gross profit	—	50,726	—			50,726
Operating expenses:
Research and development	—	16,966	—			16,966
General and administrative	4,488	15,365	(120)	(6a	)	36,338
			5,138	(6f	)
			2,752	(6h	)
			8,390	(6e	)
			325	(6m	)
Sales and marketing	—	50,405	—			50,405
Franchise tax expenses	200	—	—			200

Total operating expenses	4,688	82,736	16,485			103,909

Loss from operations	(4,688)	(32,010)	(16,485)			(53,183)
Other income (expense), net:
Interest expense, net	1	(4,426)	4,426	(6g	)	(5,776)
			(5,777)	(6j	)
Change in fair value of derivative liabilities	866	(19)	—			847
Change in fair value of derivative warrant liabilities	26,485	—	(9,882)	(6b	)	16,603
Change in fair value of promissory note—related party	1,211	—	(1,211)	(6c	)	—
Income from investments held in trust account	10,661	—	(10,661)	(6d	)	—
Loss on extinguishment of term loan	—	—	(4,298)	(6i	)	(5,798)
	—	—	(1,500)	(6k	)
Other expense, net	—	(1,146)	454	(6l	)	(692)

Total other income (expense), net	39,224	(5,591)	(28,449)			5,184

Net income (loss) before income taxes	34,536	(37,601)	(44,934)			(47,999)
Provision for income taxes	2,165	143	—			2,308

Net income (loss) and comprehensive income (loss)	32,371	(37,744)	(44,934)			(50,307)
Loss attributable to common shares subject to conversion	—	(2,907)	—			(2,907)

Net income (loss) attributable to common shareholders	$32,371	$(40,651)	$(44,934)			$(53,214)

Weighted average common shares outstanding:
Basic	21,562,500	7,495,479	25,818,056	(6n	)	47,380,556

Diluted	21,562,500	7,495,479	25,818,056	(6n	)	47,380,556

Net income (loss) attributable to common stockholders:
Basic	$0.32	$(5.42)				$(1.12)

Diluted	$0.32	$(5.42)				$(1.12)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.

Description of the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, the Chardan Equity Facility, the Backstop Agreement, the Contribution Agreements, the RSU Forfeiture Agreement, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement

On February 9, 2023, Compute Health entered into the Existing Business Combination Agreement with Merger Sub I, Merger Sub II, Allurion, and New Allurion. On May 2, 2023, Compute Health, Merger Sub I, Merger Sub II, Allurion and New Allurion entered into the BCA Amendment which, among other things, amended the calculation of the aggregate number of shares of New Allurion Common Stock to be issued to (or reserved for issuance for) Allurion equityholders upon the consummation of the Intermediate Merger to be as follows: (a) 37,812,000 minus (b) the Allocated Shares. Other than as expressly modified by the BCA Amendment, the terms of the Existing Business Combination Agreement remain in full force and effect.

Pursuant to the Business Combination Agreement, and described in the Proxy Statement/Prospectus, and filed with the SEC, in the section titled “Proposal No. 1 — The Business Combination Proposals,” the merger transactions were consummated in three steps: (a) Compute Health merged with and into New Allurion, with New Allurion surviving the CPUH Merger as a publicly listed entity and became the sole owner of the Merger Subs; (b) three hours following the consummation of the CPUH Merger, Merger Sub I merged with and into Allurion, with Allurion surviving the Intermediate Merger and becoming a direct, wholly-owned subsidiary of New Allurion; and (c) thereafter, Allurion merged with and into Merger Sub II, with Merger Sub II surviving the Final Merger and remaining a direct, wholly-owned subsidiary of New Allurion.

In connection with the execution of the Business Combination Agreement, Allurion entered into the Revenue Interest Financing Agreement with RTW and has agreed to enter into the Fortress Financing with Fortress.

In connection with the execution of the Business Combination Agreement, Compute Health and New Allurion entered into the PIPE Subscription Agreements with respect to the PIPE Investment and Allurion entered into a commitment letter with respect to the Chardan Equity Facility.

Pursuant to the Business Combination Agreement, Allurion was required to use reasonable best efforts to obtain gross cash proceeds of at least $15 million of additional financing pursuant to one or more private sales of Allurion’s equity securities, which automatically converted into shares of Allurion Common Stock upon the consummation of the Business Combination, which is referred to as the Incremental Financing. From February 15, 2023 until August 1, 2023, Allurion issued an aggregate principal amount of $28.7 million of Bridge Notes to various investors pursuant to convertible note purchase agreements, dated as of February 15, 2023 and June 14, 2023, including the $13 million HVL Bridge Note sold to HVL on February 15, 2023, pursuant to the Initial Financing. As of August 1, 2023, Allurion has repaid $10.8 million principal amount of the Bridge Notes sold to HVL, resulting in an aggregate principal amount of $18.0 million of Bridge Notes outstanding upon the Closings, which were converted into 3,153,788 shares of Allurion Common Stock. The Side Letter Holders, including RTW, HVL and Jason Gulbinas, also entered into the Side Letters with Allurion, pursuant to which, in the event the Side Letter Holders’ Bridge Notes converted in connection with the consummation of the transactions contemplated by the Business Combination Agreement, the conversion rate for such Bridge Notes would be adjusted after the Closing Date to provide each of the Side Letter Holders with additional shares of New Allurion Common Stock, in the event that the trading price of the shares of New Allurion Common Stock was lower than the Conversion Price, as adjusted for the Intermediate Merger Exchange Ratio (as defined in the Business Combination Agreement).

Following the consummation of the Initial Financing, Compute Health, Allurion, and New Allurion refinanced the Initial Financing and, pursuant to the Termination Agreements entered into by Allurion with each of the Side Letter Holders, the Side Letters were terminated, effective as of May 2, 2023. In addition, under the Termination Agreements, the Side Letter Holders also waived certain provisions and obligations set forth in their respective Bridge Notes with respect to proportionate repayment obligations that would otherwise apply to Allurion under the Bridge Notes. Other provisions of the Side Letter Holders’ Bridge Notes remained unchanged and in full force and effect. In addition, in connection with the refinancing of the Initial Financing, the applicable parties entered into the Backstop Agreement, the Contribution Agreements, the RSU Forfeiture Agreement, the Amended and Restated Side Letter and the Fortress Letter Agreement.

Related events that occurred in connection with the Mergers, including the Revenue Interest Financing, the Fortress Financing, the Incremental Financing, the Chardan Equity Facility, the Backstop Agreement, the Contribution Agreements, the RSU Forfeiture Agreement, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement, are discussed in more details below:

I.	The CPUH Merger

A.

On July 28, 2023, Public Stockholders holding 5,649,904 shares of the Compute Health Class A Common Stock exercised their redemption rights for their pro rata share (approximately $10.72 per share) of the funds in the Trust Account, giving effect to Compute Health Class A Common Stock redemptions for aggregate redemption payments of $60.6 million using a $10.72 per share redemption price. Refer to note 5(a) below.

B.	Immediately prior to the transactions contemplated by the Sponsor Contribution Agreement, pursuant to the Sponsor Support Agreement:

1.

21,442,500 shares of Compute Health Class B Common Stock and 12,833,333 Compute Health Private Warrants owned by the Sponsor were exchanged and converted into an aggregate of 2,088,327 shares of Compute Health Class A Common Stock. Refer to notes 5(d), and 6(b) below; and

2.

90,000 shares of Compute Health Class B Common Stock owned, in the aggregate, by the Additional Class B Holders were exchanged and converted into, in the aggregate, 63,360 shares of Compute Health Class A Common Stock. Refer to note 5(e) below.

C.

On May 2, 2023, the Sponsor and Compute Health entered into the Sponsor Contribution Agreement, pursuant to which, among other things, the Sponsor agreed to contribute to Compute Health, as a contribution to capital, a number of shares of Class A Common Stock equal to: (a) 200,000 plus a number of shares equal to one-third of the Additional Hunter Shares divided by (b) 1.420455. The Sponsor’s contribution of the Sponsor Contributed Shares was effective immediately following the Sponsor Recapitalization and immediately prior to the CPUH Merger. Refer to note 5(g) below; and

D.	Upon the CPUH Merger Closing:

1.

Pursuant to the Non-Redemption Agreement, Medtronic waived the redemption rights associated with its 700,000 shares of Compute Health Class A Common Stock, in connection to Medtronic’s and Allurion’s entry into the Medtronic Sales Agency Agreement in accordance with the terms of the Non-Redemption Agreement. These 700,000 shares of Compute Health Class A Common Stock were converted into 994,318 shares of New Allurion Common Stock issued to Medtronic upon the consummation of the CPUH Merger, as a result of applying the CPUH Exchange Ratio. Refer to note 5(f) below;

2.

Each then-outstanding share of Compute Health Class A Common Stock (other than the Compute Health Cancelled Shares, shares that was redeemed in connection with the Business Combination and the Compute Health Dissenting Shares, the treatment of which is described in the Business Combination Agreement), including those converted from the Sponsor’s Compute Health Class B Common Stock and Compute Health Private Warrants (to the extent not contributed to the capital of Compute Health in connection with the Sponsor Contribution Agreement), and those converted from the Additional Class B Holder’s Compute Health Class B Common Stock, were automatically cancelled and converted into 1.420455 shares of New Allurion Common Stock. Refer to note 5(g) below and note 1.I.C. above; and

3.

Each then-outstanding Compute Health Public Warrant was assumed and converted automatically into 0.6125 New Allurion Public Warrant pursuant to the Consent Solicitation and the Warrant Assumption Agreement on substantially the same terms as were in effect immediately prior to the CPUH Merger.

II.	The Intermediate Merger

1.

Allurion was required to use reasonable best efforts to obtain gross cash proceeds up to $15.0 million of Incremental Financing pursuant to one or more private sales by Allurion of Allurion Common Stock or other equity interests which, in accordance with their terms and without any action or consent of any holder thereof or any other person, automatically converted into shares of Allurion Common Stock immediately prior to the Intermediate Merger Closing, by no later than April 30, 2023. From February 15, 2023 until August 1, 2023, Allurion issued an aggregate principal amount of $28.7 million of Bridge Notes to various investors pursuant to a convertible note purchase agreement, dated as of February 15, 2023 and June 14, 2023, including the Bridge Note sold to HVL on February 15, 2023, in connection with the Initial Financing. Refer to note 5(n) below;

2.

Following the consummation of the Initial Financing, Compute Health, Allurion and New Allurion refinanced the Initial Financing and, pursuant to the Termination Agreements entered into by Allurion with each of the Side Letter Holders, the Side Letters were terminated, effective as of May 2, 2023. HVL’s Termination Agreement also provides, upon the terms and subject to the conditions set forth therein, Allurion with the right to prepay, in one or more transactions, all or a portion of the outstanding principal amount, plus accrued interest, under the HVL Bridge Note, including by way of (a) a $2 million Prepayment in cash by Allurion to HVL on May 2, 2023, $1.5 million of which is deemed a prepayment penalty and (b) immediately prior to the consummation of the Mergers, an Additional Payment of at least $6 million, up to the then- outstanding principal amount, plus accrued interest, under the HVL Bridge Note by way of (i) payment in cash by Allurion and/or (ii) the sale and transfer of all or any portion of the HVL Bridge Note, equivalent in value to the portion of the Additional Payment to be repaid, to any person or persons designated in writing by Allurion. As of August 1, 2023, Allurion repaid $10.8 million principal amount of the Bridge Notes sold to HVL, resulting in an aggregate principal amount of $18.0 million of Bridge Notes outstanding as of August 1, 2023.

In addition, under HVL’s Termination Agreement, upon the terms and subject to the conditions set forth therein, HVL received 831,526 shares of New Allurion Common Stock, of which, 443,830 shares were issued by New Allurion, 229,232 shares were related to the Sponsor Contribution Agreement, and 158,464 shares were related to the Gaur Contribution Agreement and RSU Forfeiture Agreement. Refer to note 5(n) below;

3.

Pursuant to the Backstop Agreement, upon the terms and subject to the conditions set forth therein, each Backstop Purchaser agreed that, to the extent any portion of the HVL Bridge Notes remained outstanding following the Determination Date, such Backstop Purchaser would, at the Backstop Closing and on the Backstop Closing Date, purchase up to its $2 million Maximum Purchase Amount of the HVL Bridge Note from HVL. On August 1, 2023, each Backstop Purchaser purchased $2 million Maximum Purchase Amount of the HVL Bridge Note from HVL. In consideration of each Backstop Purchaser’s commitment to purchase its Backstop Purchase Amount, New Allurion issued to each Backstop Purchaser 700,000 Backstop Shares. Refer to note 5(n) below;

4.

Pursuant to the Amended and Restated RTW Side Letter, which amended and restated the Existing RTW Side Letter in its entirety, any Conditional Additional New Allurion Shares issuable to RTW under the Amended and Restated RTW Side Letter, if any, were calculated net of any Backstop Shares issuable to RTW under the Backstop Agreement. On August 1, 2023, RTW purchased $2 million Maximum Purchase Amount of the HVL Bridge Note from HVL. In consideration of RTW’s commitment to purchase its Backstop Purchase Amount, New Allurion issued to RTW 700,000 Backstop Shares. Upon the Closing, Net Closing Cash was greater than $100 million, and no Conditional Additional New Allurion Shares were issued;

5.

Pursuant to the Fortress Letter Agreement, any Conditional Additional New Allurion Shares issuable to Fortress under the Term Loan Credit Agreement, if any, were calculated net of any Backstop Shares issuable to the Fortress Investor under the Backstop Agreement. On August 1, 2023, Fortress purchased $2 million Maximum Purchase Amount of the HVL Bridge Note from HVL. In consideration of Fortress’ commitment to purchase its Backstop Purchase Amount, New Allurion issued to Fortress 700,000 Backstop Shares. Upon the Closing, Net Closing Cash was greater than $100 million, and no Conditional Additional New Allurion Shares were issued;

6.

Pursuant to the Gaur Contribution Agreement, upon the terms and subject to the conditions set forth therein, the Gaur Trust agreed to contribute to New Allurion, as a contribution of capital, 79,232 Gaur Trust Contributed Shares. The Gaur Trust’s contribution of the Gaur Trust Contributed Shares was effective immediately following the consummation of the Mergers and the issuance of New Allurion Common Stock to the Gaur Trust pursuant to the terms of the Business Combination Agreement. Refer to notes 2 and 4, and note 5(u); and

7.

Pursuant to the RSU Forfeiture Agreement, upon the terms and subject to the conditions set forth therein, Krishna Gupta agreed to forfeit 79,232 Forfeited RSUs. The Forfeited RSUs were terminated and cancelled without consideration therefore, effective as of immediately following the consummation of the transactions contemplated by the Business Combination Agreement. Refer to notes 2 and 4, and notes 5(l) and 5(u).

A.	Immediately prior to the Intermediate Merger:

1.

The outstanding balance and unpaid interest of the Allurion Convertible Notes automatically converted into the applicable number of shares of Allurion Common Stock in accordance with the original terms of such convertible note agreements. Refer to notes 5(m) and 5(n) below.

B.	Upon the Intermediate Merger Closing:

1.

Each then-outstanding share of Allurion Preferred Stock and Allurion Common Stock (including shares of Allurion Common Stock resulting from the Allurion Convertible Notes Conversion but excluding the Allurion Dissenting Shares and Allurion Cancelled Shares) were canceled and converted into the right to receive shares of New Allurion Common Stock, subject to the Intermediate Merger Exchange Ratio of 0.9780. Refer to notes 4 and 5(u) below;

2.

Each of the outstanding Allurion Options and Allurion Warrants immediately prior to the Intermediate Merger Closing, whether or not vested or exercisable, were assumed by New Allurion and converted a Rollover Option or Rollover Warrant, as the case may be;

3.

Each then-outstanding Allurion RSU Award was assumed by New Allurion and converted into a Rollover RSU Award. Subsequent to the Intermediate Merger, pursuant to the RSU Forfeiture Agreement, Krishna Gupta agreed to forfeit 81,014 Allurion RSUs. Refer to notes 5(l), 5(u) and 6(f) below;

4.

Allurion closed the transactions contemplated pursuant to the Revenue Interest Financing with RTW, pursuant to which, RTW made an upfront payment of $40.0 million to New Allurion. In return, New Allurion will remit revenue interest payments on all current and future products and digital solutions developed and to be developed by New Allurion at a rate up to 6.0% of annual net sales prior to December 31, 2026, subject to the terms and conditions within the Revenue Interest Financing. On or after January 1, 2027, New Allurion will remit revenue interest payments at a rate up to 10.0% of annual net sales, subject to the terms and conditions within the Revenue Interest Financing. New Allurion will continue to make revenue interest payments to RTW until December 31, 2030. Refer to note 5(o) below;

5.

In connection with Allurion entering in the Revenue Interest Financing, if, at any time beginning 12 months and ending 24 months following the Intermediate Merger Closing, the VWAP per share of New Allurion Common Stock is less than $7.04 for the average of 20 trading days within any 30 trading day period (“Stock Price Drop”); and the absolute value of the percentage decrease of such Stock Price Drop measured from a reference price of $10.00 per share of New Allurion Common Stock is greater than the absolute value of the percentage decrease in the VWAP of a comparable publicly traded peer index as defined in the Amended and Restated RTW Side Letter over the same time period, then RTW may elect to convert up to $7.5 million of its PIPE Investment into additional revenue interest financing by forfeiting a number of shares of New Allurion Common Stock acquired by it in the PIPE Investment (the “PIPE Conversion Option”). The PIPE Conversion Option has been recorded as a liability at fair value with corresponding recognition as an expense. New Allurion further issued 950,000 shares of New Allurion Common Stock to RTW pursuant to the Business Combination Agreement, the Backstop Agreement and the Amended and Restated RTW Side Letter. Refer to notes 5(o) and 6(h) below;

6.

Allurion entered into the Term Loan Facility with Fortress. Under the terms of the Fortress Financing, New Allurion borrowed an aggregate principal amount of $60.0 million with a maturity date on June 30, 2027. The Fortress Financing accrues interest at a rate of 6.44% plus the greater of (i) the Wall Street Journal Prime Rate and (ii) 3.0% per annum, which is payable in arrears on a monthly basis. An exit payment equal to 3.0% of the Fortress Financing is due upon the prepayment or maturity date of the agreement. Proceeds of the Fortress Financing were used to repay all amounts outstanding under the Runway Loan. New Allurion further issued 950,000 shares of New Allurion Common Stock to an affiliate of Fortress pursuant to the Business Combination Agreement, the Backstop Agreement, the Fortress Letter Agreement, and the Bridging Agreement. Refer to notes 5(p), 6(g), 6(i) and 6(j) below; and

7.

Immediately prior to the Closings, Compute Health had an aggregate principal balance of $6.2 million outstanding under the Sponsor Loans. Of which, $2.5 million was repaid in cash and cash equivalents and the remaining principal balance was converted into 525,568 shares of New Allurion Common Stock, at a price per share of New Allurion Common Stock of $7.04. Refer to notes 5(q) and 6(c) below.

III.	The PIPE Investment

Compute Health and New Allurion entered into PIPE Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors purchased, in aggregate, 5,386,695 shares of New Allurion Common Stock for a net purchase price of $7.04 per share for an aggregate commitment amount of $37.9 million. The purpose of the PIPE Investment is to fund general corporate expenses of New Allurion. Refer to note 5(v) below.

IV.	The Chardan Equity Facility

Allurion entered into a commitment letter for the Chardan Equity Facility from and after the Closings whereby New Allurion agreed to issue freely tradable shares of New Allurion Common Stock at 97.0% of the VWAP of the shares of New Allurion Common Stock in exchange for an aggregate Chardan Equity Facility of $100.0 million. New Allurion has a right to require Chardan to purchase shares of New Allurion Common Stock up to the aggregate Chardan Equity Facility of $100.0 million. Pursuant to the terms of the Chardan Equity Facility, upon the consummation of the Mergers, New Allurion paid a structuring fee of $75 thousand in cash, and a commitment fee of $250 thousand in 35,511 shares of New Allurion Common Stock at the PIPE Investment purchase price of $7.04 per share. The Chardan Equity Facility will remain outstanding for three years from the execution date unless terminated upon reasonable notice. The purpose of the execution of the Chardan Equity Facility is to fund general corporate expenses of New Allurion. Refer to notes 5(w) and 6(m) below.

V.	The Contingency Shares

The Eligible Allurion Equity Holders may be entitled to receive the Contingency Shares from New Allurion, on or before the fifth anniversary after the effectiveness of the Resale Registration Statement, in an aggregate, a number of shares of New Allurion Common Stock in accordance with the terms of the Business Combination Agreement as follows: (1) 4,500,000 shares of New Allurion Common Stock if the VWAP of the shares of New Allurion Common Stock equals or exceeds $15.00 in any 20 trading-days within any consecutive 30 trading-day period (the “Trading Period”) on any securities exchange or securities market on which the shares of New Allurion Common Stock are then traded; and (2) an additional 4,500,000 shares of New Allurion Common Stock if the VWAP of the shares of New Allurion Common Stock equals or exceeds $20.00 in the Trading Period on any securities exchange or securities market on which the shares of New Allurion Common Stock are then traded. The Contingency Shares have been accounted for as a contingent consideration liability in accordance with ASC 815, Derivatives and Hedging. The Contingency Shares are not considered indexed to New Allurion Common Stock and are therefore classified as a liability in the unaudited pro forma condensed consolidated combined balance sheet and will be remeasured at fair value at each reporting date until such time as the milestones have been met or the earnout period expires. Refer to note 5(r) below.

2.	Basis of Pro Forma Presentation

The pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The transaction accounting adjustments presented in the pro forma financial information are made to provide relevant information necessary for an understanding of the combined company reflecting the accounting for the Mergers, the PIPE Investment, the Revenue Interest Financing, the Fortress Financing, the Incremental Financing, the Chardan Equity Facility, the Backstop Agreement, the RSU Forfeiture Agreement, the Contribution Agreements, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement.

Management has made significant estimates and assumptions in its determination of the transaction accounting adjustments. The transaction accounting adjustments are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The transaction accounting adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material.

The pro forma financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Mergers. Compute Health and Allurion have not had any historical relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following table summarizes the pro forma number of shares of New Allurion Common Stock outstanding following the consummation of the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, the Chardan Equity Facility, the Backstop Agreement, the RSU Forfeiture Agreement, the Contribution Agreements, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement, excluding the potential dilutive effect of (1) the exercise or vesting of stock options or warrants and (2) the Contingency Shares. Please see the subsections entitled “Questions and Answers — What Are the Possible Sources and the Extent of Dilution that the Public Stockholders that Elect Not to Redeem their Shares Will Experience in Connection with the Business Combination and Related Transactions” and “Risk Factors — If the Business Combination is consummated, Compute Health Stockholders will experience dilution” of this current report on Form 8-K for additional information on the potential dilutive effect of the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, the Chardan Equity Facility, the Backstop Agreement, the RSU Forfeiture Agreement, the Contribution Agreements, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement.

Equity Capitalization Summary	Shares	Ownership Percentage
Allurion equity holders (1)	27,867,658	59%
Compute Health Public Shareholders (2)	4,081,379	9%
Medtronic (3)	994,319	2%
Sponsor and the Additional Class B Holders (4)	3,352,710	7%
RTW (5)	950,000	2%
Fortress (6)	950,000	2%
HVL (7)	831,526	2%
Other Allurion Convertible Noteholders (7)	2,857,409	6%
PIPE Investors (8)	5,386,695	11%
Chardan (9)	35,511	0%*

Total New Allurion Common Stock (10)	47,307,207	100%

*	Less than 1%.
(1)

Refer to note 1.II.B.1 and note 5(u). Shares issuable to Allurion equity holders are net of 443,830 shares of New Allurion Common Stock issued to HVL pursuant to the terms of the HVL Bridge Note, 2,857,409 shares of New Allurion Common Stock issued to other Allurion Convertible Noteholders pursuant to the terms of the respective Allurion Convertible Notes, and an aggregate of 158,464 shares of New Allurion Common Stock contributed or forfeited from the Gaur Trust and Krishna Gupta pursuant to the Gaur Contribution Agreement and RSU Forfeiture Agreement.

(2)	Refer to note 1.I.A and note 5(a).
(3)	Includes 994,318 shares of New Allurion Common Stock issued to Medtronic in exchange for its 700,000 shares of Compute Health Class A Common Stock. Refer to note 5(f) below.
(4)

Refer to notes 1.I.B.1 and 1.I.B.2 and notes 5(d), 5(e), 5(g) and 5(q). Shares issued to the Sponsor and the Additional Class B Holders are net of 161,379 shares of Compute Health Class A Common Stock contributed by the Sponsor to Compute Health pursuant to the Sponsor Contribution Agreement.

(5)	Refer to notes 1.II.B.5 and 1.II.3, and notes 5(n) and 5(o).
(6)	Refer to notes 1.II.B.6 and 1.II.3, and notes 5(n) and 5(p).
(7)

Refer to notes 1.II.1 and 1.II.2 and notes 5(n) and 6(k). Shares issued to HVL include 443,830 shares of New Allurion Common Stock issuable to HVL pursuant to the terms of the HVL Bridge Note, and an aggregate of 158,464 shares of New Allurion Common Stock issued pursuant to HVL’s Termination Agreement.

(8)	Refer to note 1.III and note 5(v).
(9)	Refer to note 1.IV and note 5(w).
(10)	Excludes the equity-classified penny warrants.

3.	Accounting for the Mergers

Notwithstanding the legal form of the Mergers pursuant to the Business Combination Agreement, the Mergers represent a reverse merger and are accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Compute Health is the legal acquirer that acquired all of the outstanding equity interests of Allurion in the Mergers, Compute Health is treated as the “acquired” company and Allurion is treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Mergers are treated as the equivalent of Allurion issuing stock for the net assets of Compute Health, accompanied by a recapitalization. The net assets of Compute Health and Allurion are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent to the completion of the Mergers, the results of operations prior to the Mergers are those of Allurion.

Allurion has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Allurion’s existing stockholders have the greatest percentage of voting interest in New Allurion;

•	Allurion’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of New Allurion;

•	Allurion comprises the ongoing operations of New Allurion; and

•	Allurion’s existing senior management is the senior management of New Allurion.

4.

New Allurion Common Stock Issued to Allurion Stockholders upon the Closings, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, Chardan Equity Facility, the Backstop Agreement, the Contribution Agreements, the RSU Forfeiture Agreement, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement

The New Allurion Common Stock issued at the Closings is determined as follows:

Allurion Common Stock outstanding prior to the Closings	8,741,142
Allurion Common Stock issued to Convertible Noteholders outstanding prior to the Closings	3,375,503
Allurion Preferred Stock outstanding prior to the Closings	19,915,450

32,032,095
Intermediate Merger Exchange Ratio	0.9780

31,327,361
Less: Shares of New Allurion Common Stock issued to Allurion Convertible Noteholders upon the Closings	(3,301,239)
Less: Shares related to the Gaur Contribution Agreement and RSU Forfeiture Agreement	(158,464)

Shares of New Allurion Common Stock issued to Allurion Stockholders upon the Closings	27,867,658

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 reflects transaction accounting adjustments that depict the accounting for the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, the Chardan Equity Facility, the Backstop Agreement, the RSU Forfeiture Agreement, the Contribution Agreements, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Balance Sheet Pro forma Transaction Accounting Adjustments:

Compute Health pro forma transaction accounting:

a)

To reflect Public Stockholders exercised their redemption rights with respect to 5,649,904 shares of Compute Health Class A Common Stock subject to redemption prior to the consummation of the Mergers at a redemption price of approximately $10.72 per share, or $60.6 million in cash. Refer to note 1.I.A.

b)

To reflect the forfeiture of 30,000 shares of Compute Health Class B Common Stock by Osama Alswailem, a member of the Compute Health Board, as a result of his resignation from the Compute Health Board on January 29, 2023.

c)	To reflect the additional borrowings of $3.1 million of the Sponsor Loans subsequent to March 31, 2023. Refer to note 1.II.B.7.

d)

To reflect the exchange and conversion of 21,442,500 shares of Compute Health Class B Common Stock, and 12,833,333 liability-classified Compute Health Private Warrants with a fair value of $5.1 million, held by the Sponsor into 2,088,327 shares of Compute Health Class A Common Stock pursuant to the Sponsor Support Agreement. The corresponding offset has been recorded as an increase in additional paid-in capital. Pursuant to the Sponsor Contribution Agreement, 161,379 shares of Compute Health Class A Common Stock were contributed to Compute Health as a contribution of capital immediately prior to the CPUH Merger Closing. See notes 1.I.B.1 and 1.I.C.

e)

To reflect the exchange and conversion of 90,000 shares of Compute Health Class B Common Stock held in the aggregate by the Additional Class B Holders into an aggregate of 63,360 shares of Compute Health Class A Common Stock pursuant to the Sponsor Support Agreement. The corresponding offset has been recorded as an increase in additional paid-in capital. Refer to note 1.I.B.2.

f)

To reflect the reclassification of 700,000 shares of Compute Health Class A Common Stock that was subject to redemption prior to the Closings, or $7.0 million, to permanent equity in connection with the Non-Redemption Agreement. The reclassification of shares has been recorded as a reduction to the Trust Account and an increase to cash. Pursuant to the Non-Redemption Agreement, Medtronic waived the redemption rights associated with 700,000 shares of its Compute Health Class A Common Stock upon the completion of the Mergers, in connection to Medtronic’s and Allurion’s entry into the Medtronic Sales Agency Agreement in accordance with the terms of the Non-Redemption Agreement. These 700,000 shares of Compute Health Class A Common Stock were converted into 994,318 shares of New Allurion Common Stock upon the consummation of the CPUH Merger, as a result of applying the CPUH Exchange Ratio. Refer to note 1.I.D.1.

g)

To reflect, upon the CPUH Merger Closing (and taking into account the transactions contemplated by the Sponsor Contribution Agreement) pursuant to the Business Combination Agreement, the conversion and exchange of all then-outstanding shares of Compute Health Class A Common Stock into shares of New Allurion Common Stock based on the CPUH Exchange Ratio. Refer to note 1.I.D.2.

h)

To record the cash settlement of $7.1 million, of which $4.0 million was related to deferred legal costs incurred during the IPO and $3.1 million was related to CPUH transaction costs that are deemed to be direct and incremental costs of the Mergers. These amounts were due upon completion of the Mergers.

i)

To reflect Compute Health’s total estimated advisory, legal, accounting and other professional fees of $5.3 million that are deemed to be direct and incremental costs of the Mergers as a reduction to cash and cash equivalents, and accumulated deficit.

j)

To reflect the release of $35.9 million from the Trust Account to cash and cash equivalents pursuant to the Business Combination Agreement, after giving effect to Public Stockholders exercised their redemption rights to have their Class A Common Stock redeemed for their pro rata share of the Trust Account. Refer to note 1.I.A.

Allurion pro forma transaction accounting:

k)	To record the exercise of Allurion Options subsequent to March 31, 2023.

l)

To reflect the issuance of 904,336 shares of Allurion Common Stock resulting from the vesting of certain Allurion RSUs and Allurion Options whereby 62.5% of the Allurion RSUs, and 33.33% of the then unvested Allurion Options became vested and exercisable at the Closings (refer to note 6(f) below), in an aggregate amount of $5.0 million recorded in additional paid-in capital. These amounts reflect that pursuant to the RSU Forfeiture Agreement, 81,014 shares of Allurion RSUs were forfeited. The corresponding offset has been recorded as a decrease of $5.0 million in accumulated deficit. These 904,336 shares of Allurion Common Stock are to be converted into 884,440 shares of New Allurion Common Stock upon the consummation of the Intermediate Merger, subject to the Intermediate Merger Exchange Ratio. Refer to notes 1.II.7 and 1.II.B.3.

m)

To reflect the issuance of 221,715 shares of Allurion Common Stock upon the conversion of the outstanding principal of $3.1 million and accrued interest of $52.3 thousand of the Allurion Convertible Notes payables pursuant to the terms of the Allurion Convertible Notes issued in 2021. The corresponding offsets related to the conversion have been recorded as an increase of $3.2 million in additional paid-in capital and a decrease of $52.3 thousand in accumulated deficit. Refer to note 1.II.A.1.

n)

To reflect the cash proceeds of $15.1 million subsequent to March 31, 2023, net of a Repayment of $10.8 million and a prepayment penalty of $1.5 million in connection with $28.7 million of Allurion Convertible Notes that were issued prior to the Closings (inclusive of $13.6 million of Allurion Convertible Notes raised as of March 31, 2023), with an interest expense of $0.4 million, the issuance of 3,153,788 shares of Allurion Common Stock upon the conversion of the outstanding balance of these Allurion Convertible Notes pursuant to the terms of the respective convertible notes, and the issuance of 1,400,000 Backstop Shares pursuant to the Backstop Agreement. The corresponding offsets related to the conversion have been recorded as an increase of $18.4 million in additional paid-in capital and a decrease of $1.9 million in accumulated deficit. Refer to notes 1.II.1, 1.II.2 and 1.II.A.1.

o)

To reflect the cash proceeds of $40.0 million in connection with the Revenue Interest Financing at the Intermediate Merger Closing, which is accounted for as a debt instrument. The debt instrument has been recorded at fair value, or $40.0 million at issuance. In addition, the PIPE Conversion Option has been recorded as a derivative liability with a fair value of $1.8 million. The PIPE Conversion Option derivative of $1.8 million is considered as transaction costs, which have been recorded as a reduction to accumulated deficit. Upon the Closings, New Allurion issued 250,000 Additional RTW Shares, and 700,000 Backstop Shares to RTW in consideration of RTW’s commitment to purchase its Backstop Purchase Amount. Refer to notes 1.II.3, 1.II.B.4 and 1.II.B.5.

p)

To reflect the net cash proceeds of $1.8 million in connection with the Fortress Financing, which is accounted for as a debt instrument. The total cash proceeds of $60.0 million less the related financing costs of $0.5 million, partially offset by the repayment of the Runway Loan of $55.0 million, the prepayment fee of the Runway Loan of $1.1 million, and the final payment fee of the Runway Loan of $1.6 million have been recorded in the pro forma balance sheet. The Runway Loan of $55.0 million, coupled with a discount of $1.5 million, are then derecognized. The issuance of the Fortress Financing of $60.0 million, net of the financing costs of $0.5 million, has been recorded as a non-current liability. The corresponding offset related to the debt extinguishment is a decrease in accumulated deficit of

$4.1 million related to the cash settlement of the prepayment and final payment fees to Runway of $2.7 million and the loss on extinguishment of debt of $1.5 million. Upon the Closings, New Allurion issued 250,000 Additional Fortress Shares, and 700,000 Backstop Shares to Fortress in consideration of Fortress’ commitment to purchase its Backstop Purchase Amount. Refer to notes 1.II.3 and 1.II.B.6.

q)

To record the settlement of $6.2 million of the outstanding principal balance under the Sponsor Loans. Of which, $2.5 million was settled in cash and cash equivalents and the remaining principal balance outstanding was converted into 525,568 shares of New Allurion Common Stock at a price per share of $7.04. The corresponding offsets have been recorded as an increase in New Allurion Common Stock related to 525,568 shares issued, and an increase in additional paid-in capital of $3.7 million. Refer to note 1.II.B.7.

r)

To record the contingent consideration of $53.3 million for the estimated fair value of the Contingency Shares to be issued to the Eligible Allurion Equityholders upon the stock price achievements of New Allurion Common Stock pursuant to the Business Combination Agreement. The Contingency Shares are not considered indexed to New Allurion Common Stock and are therefore classified as a liability in the unaudited pro forma condensed combined balance sheet and will be remeasured at fair value at each reporting date until such time as the milestones have been met or the earnout period expires. The corresponding offset has been recorded as a reduction in additional paid-in capital. Refer to note 1.V.

s)

To reflect Allurion’s total estimated advisory, legal, accounting and other professional fees of $13.9 million that are deemed to be direct and incremental costs of the Mergers as a reduction to additional paid-in capital. The reduction of $13.9 million to additional paid-in capital was reflected as a payment of $13.2 million in cash, a reduction of $1.6 million to accrued expenses and other current liabilities, a reduction of $3.1 million to accounts payable, and a reduction of $5.4 million to other long-term assets for deferred offering costs.

t)

To record the derecognition of the warrant liabilities with respect to Allurion Common Stock and Allurion Preferred Stock, as well as a corresponding increase in additional paid-in capital, to reflect the conversion of the respective outstanding Allurion Warrants to purchase Allurion Common Stock and Allurion Preferred Stock becoming New Allurion Warrants pursuant to the Business Combination Agreement. Refer to note 1.II.

u)

To reflect, in the Intermediate Merger pursuant to the Business Combination Agreement, the conversion and exchange of all outstanding shares of capital stock of Allurion (including shares of Allurion Common Stock resulting from the conversions of Allurion Convertible Notes, Bridge Notes, and Allurion RSU Awards) based on the Intermediate Merger Exchange Ratio into 31,327,361 shares of New Allurion Common Stock (refer to note 4), and the elimination of the accumulated deficit of Compute Health, the accounting acquiree. As a result of the recapitalization in connection with the Intermediate Merger, the carrying value of Allurion Common Stock of $51.6 thousand, and Compute Health’s accumulated deficit of $28.8 million are derecognized. The shares of New Allurion Common Stock issued in exchange for Allurion’s capital have been recorded to New Allurion Common Stock of $3.1 thousand and additional paid-in capital in amount of $68.4 million. Refer to notes 1.II.6, 1.II.7, 1.II.B.1, and 1.II.B.3.

Pro forma adjustments directly attributable to the PIPE Investment and Chardan Equity Facility:

v)

To reflect the issuance of an aggregate of 5,386,695 shares of New Allurion Common Stock in the PIPE Investment at a purchase price of $7.04 per share, for an aggregate issue price of $37.9 million. Refer to note 1.III.

w)

To reflect the issuance of 35,511 shares of New Allurion Common Stock, or $250 thousand as a commitment fee, recorded within additional paid-in capital, and a cash payment of $75 thousand, as the structuring fees in connection with the Chardan Equity Facility. The corresponding offset has been recorded as a decrease in accumulated deficit. Refer to note 1.IV.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2023 and the Year Ended December 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

a)	To reflect an adjustment to eliminate Compute Health’s monthly fee of $10.0 thousand for administrative support services.

b)

To reflect an adjustment to eliminate the impact of the change in the fair value of the 12,833,333 liability-classified Compute Health Private Warrants as it is assumed that the derivative warrant liability would have been extinguished upon the conversion and exchanged by the Sponsor on January 1, 2022 under the Sponsor Support Agreement. Refer to note 1.I.B.1.

c)

To reflect an adjustment to eliminate the impact of the change in the fair value of the Sponsor Loans due to the Sponsor and its affiliates as it is assumed that the Sponsor Loans would have been extinguished upon the cash settlement pursuant to the Business Combination Agreement as if the Mergers had occurred on January 1, 2022.

d)	To reflect the derecognition of investment income related to the investments held in the Trust Account as if the Mergers had occurred on January 1, 2022.

e)

To reflect Compute Health’s total estimated advisory, legal, accounting and other professional fees that are deemed to be direct and incremental costs of the Mergers as an adjustment to general and administrative expense as if the Mergers had occurred on January 1, 2022.

f)

To recognize the stock-based compensation expense associated with certain Allurion RSU Awards and Allurion Options which contain vesting conditions whereby 62.5% of the Allurion RSU Awards and 33.33% of the then unvested Allurion Options will vest and become exercisable as if the Mergers had occurred on January 1, 2022. Refer to note 5(l) above.

g)

To reflect the derecognition of interest expense related to the Allurion Convertible Notes and Runway Loan entered into by Allurion as it is assumed the outstanding principal and accrued interest on these liabilities would have been extinguished upon the respective settlement pursuant to the Business Combination Agreement as if the Mergers had occurred on January 1, 2022.

h)

To reflect the expense associated with the cash settlement for the transaction fees and the PIPE Conversion Option derivative related to the Revenue Interest Financing within general and administrative expense as if the Mergers had occurred on January 1, 2022. Refer to note 5(o) above.

i)

To reflect a transaction adjustment to record the expense related to the cash settlement of the prepayment and final payment fees to Runway and the loss on extinguishment of debt as if the Mergers had occurred on January 1, 2022. Refer to note 5(p) above.

j)	To reflect the interest expense related to the Fortress Financing to be entered into by New Allurion as if the Mergers had occurred on January 1, 2022.

k)	To reflect the prepayment penalty of $1.5 million incurred related to the HVL Bridge Note as pursuant to HVL’s Termination Agreement.

l)

To reflect an adjustment to eliminate the impact of the change in the fair value of Allurion Warrant liabilities related to the Allurion liability-classified Allurion Warrants exchanged for an equivalent amount of New Allurion Warrants to acquire shares of New Allurion Common Stock, which are expected to be equity classified, as if the Mergers had occurred on January 1, 2022. Refer to note 5(t) above.

m)

To record an expense for the transaction costs related to the Chardan Equity Facility to be entered into by Allurion within general and administrative expense as if the Mergers had occurred on January 1, 2022. Refer to note 5(w) above.

n)

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New Allurion shares outstanding as if the Mergers, the PIPE Investment, the Revenue Interest Financing, the Fortress Financing, the Incremental Financing, the Chardan Equity Facility, the Backstop Agreement, the RSU Forfeiture Agreement, the Contribution Agreements, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement occurred on January 1, 2022. The calculation of weighted-average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, the Chardan Equity Facility, the Backstop Agreement, the RSU Forfeiture Agreement, the Contribution Agreements, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement have been outstanding for the entirety of the period presented. Pro forma basic and diluted net loss per share is calculated as follows:

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Numerator:
Net loss	$(22,943)	$(50,307)
Net loss attributable to common stockholders - basic and diluted	$(23,660)	$(53,214)
Denominator:
Weighted average common shares outstanding used in basic and diluted net loss per share (1)	47,380,556	47,380,556

Net loss per share attributable to common stockholders - basic and diluted	$(0.50)	$(1.12)

(1)

Represents the total number of outstanding shares of New Allurion Common Stock that New Allurion would issue as of the consummation of the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, Chardan Equity Facility, the Backstop Agreement, the

RSU Forfeiture Agreement, the Contribution Agreements, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement. The numbers of outstanding New Allurion Warrants of 18,759,839, New Allurion Options of 4,125,593, New Allurion RSU Awards of 530,664, and New Allurion Warrants of 427,664 to be issued upon the consummation of the Mergers have been excluded from the computation of diluted net loss per share attributable to common stockholders for the three months ended March 31, 2023 and for the year ended December 31, 2022 because including them would have been antidilutive. Shares outstanding exclude the Contingency Shares to be issued as they are issuable upon the occurrence of specified events. Refer to note 1.V. Because the necessary conditions for issuance of the shares had not been met as of March 31, 2023, these shares are excluded from the table above and from the computation of the basic and diluted net loss per share attributable to common stockholders.

Please see the subsections entitled “Questions and Answers — What Are the Possible Sources and the Extent of Dilution that the Public Stockholders that Elect Not to Redeem their Shares Will Experience in Connection with the Business Combination and Related Transactions” and “Risk Factors — If the Business Combination is consummated, Compute Health Stockholders will experience dilution” of this current report on Form 8-K for additional information on the potential dilutive effect of the Mergers, the PIPE Investment, the Incremental Financing, the Revenue Interest Financing, the Fortress Financing, the Chardan Equity Facility, the Backstop Agreement, the RSU Forfeiture Agreement, the Contribution Agreements, the Termination Agreements, the Amended and Restated RTW Side Letter, and the Fortress Letter Agreement.

The weighted average common share outstanding — basic and diluted for the three months ended March 31, 2023 and for the year ended December 31, 2022 is calculated as the sum of: a) 27,867,658 shares of New Allurion Common Stock held by Allurion Stockholders, b) 4,081,380 shares of New Allurion Common Stock held by Public Stockholders, c) 994,318 shares of New Allurion Common Stock held by Medtronic, d) 3,352,710 shares of New Allurion Common Stock held by the Sponsor and the Additional Class B Holders, e) 950,000 shares of New Allurion Common Stock held by RTW, f) 950,000 shares of New Allurion Common Stock held by an affiliate of Fortress, g) 831,526 shares of New

Allurion Common Stock held by HVL, h) 2,857,409 shares of New Allurion Common Stock held by other Allurion Convertible Noteholders, i) 5,386,695 shares of New Allurion Common Stock held by the PIPE Investors, j) 35,511 shares of New Allurion Common Stock issued in connection with the Chardan Equity Facility, and k) 73,349 equity-classified penny warrants outstanding.